Exhibit 32.1

Valeritas Holdings, Inc.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Valeritas Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, John E. Timberlake, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John E. Timberlake
John E. Timberlake
President, Chief Executive Officer and Director
February 21, 2017